                                                                      EXHIBIT 11

                              HERMAN MILLER, INC.
                   COMPUTATIONS OF EARNINGS PER COMMON SHARE
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                                     Three Months Ended               Six Months Ended
                                                                     ------------------               ----------------
                                                                   Dec. 2,       Dec. 3,            Dec. 2,       Dec. 3,
                                                                    1995          1994              1995(1)       1994(2)
                                                                  ---------    ----------          ---------     ---------
NET INCOME APPLICABLE
    TO COMMON SHARES                                                $4,955    $      1,443          $16,969     $     9,380
                                                                     =====     ===========           ======      ==========

Weighted Average Common
    Shares Outstanding                                          25,061,652      24,704,544       24,970,351      24,653,579

Net Common Shares
    Issuable Upon Exercise
    of Certain Stock Options                                       126,389          77,219           92,473         100,348
                                                                   -------        --------           ------         -------

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING AS ADJUSTED                                     25,188,041      24,781,763       25,062,824      24,753,927
                                                                ==========      ==========       ==========     ===========

NET INCOME PER SHARE                                             $     .20       $     .06         $    .68        $    .38
                                                                  ========        ========          =======         =======

(1) Represents 26 weeks
(2) Represents 27 weeks









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